UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2008

CSS Industries, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 3, 2008, the Board of Directors of CSS Industries, Inc. (the “Company”) approved a restructuring plan to close its Elysburg, Pennsylvania production facility and its Troy, Pennsylvania distribution center. Under the restructuring plan, both facilities are expected to be closed on or before May 1, 2008. The Company believes that these actions are appropriate as its business has increasingly shifted from domestically manufactured to foreign sourced boxed greeting cards and gift tags.

In connection with the restructuring plan, the Company estimates that it will incur pre-tax expenses of approximately $6.5 million, primarily related to severance, employee relocation and stay bonuses (approximately $1.3 million), asset write-downs (approximately $1.8 million) and facility shutdown and carrying costs (approximately $2.2 million). These estimated expenses include approximately $4.7 million of cash expenses and approximately $1.8 million of non-cash charges.

The aforementioned $6.5 million of anticipated costs are expected to be recorded as follows: approximately $4.1 million in the last quarter of fiscal 2008, approximately $1.8 million in fiscal 2009, and the remaining balance of approximately $.7 million in fiscal 2010. Proceeds on the sale of equipment and facilities are expected to generate approximately $4.0 million of cash as the related assets are sold over the next few years. The Company expects to complete the restructuring plan by the end of fiscal 2010.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expenses expected to be incurred by the Company in connection with the restructuring plan, the time periods during which such expenses will be incurred, and expected cash proceeds from the sale of assets in connection with the restructuring plan. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, increased operating and product costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products, currency risks and other risks associated with international markets, risks associated with the closure of the Company’s Elysburg, Pennsylvania production facility and its Troy, Pennsylvania distribution center, including the risk that actual costs may exceed the expected amounts described herein or be incurred earlier or later than the periods described herein, the risk that cash proceeds from the sale of assets in connection with the restructuring plan may be less than presently anticipated, the risk that customers may become insolvent, costs of compliance with governmental regulations and government investigations, liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws, and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and elsewhere in the Company’s SEC filings. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By: /s/ Clifford E. Pietrafitta
Clifford E. Pietrafitta
Vice President – Finance and
Chief Financial Officer

Date: January 9, 2008

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